EXHIBIT 99.1a

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-58474; 333-82529; 33-59241, 333-27757;
333-44321), Form S-4 (File Nos. 333-40646 and 333-78219) and Form S-8 (File
Nos. 333-56117; 333-52536 and 333-45629) of Raytheon Company of our report dated June 6, 2001 relating to the financial statements of the Raytheon Savings and Investment Plan, which appears in this Form 10-K/A.


/s/ PricewaterhouseCoopers
    PricewaterhouseCoopers


Boston, Massachusetts
June 28, 2001